Exhibit 99.2

Friction Materials Business

Combined Statements of Operations

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2014	2013
Revenue	$149,225	$138,827
Costs, expenses and other:
Costs of goods sold	140,001	141,573
Selling, general and administrative expenses	15,354	11,725
Repositioning charges	595	—

Interest and other financial charges (income)	435	(226)

	156,385	153,072
Loss before taxes	(7,160)	(14,245)
Income taxes	3,862	1,899

Net loss	$(3,298)	$(12,346)

The Notes to Combined Financial Statements are an integral part of this statement

Friction Materials Business

Combined Statements of Comprehensive Loss

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2014	2013
Net loss	$(3,298)	$(12,346)
Other comprehensive income (loss), net of tax
Foreign exchange translation adjustment	(242)	(2,662)

Other comprehensive income (loss), net of tax	(242)	(2,662)

Comprehensive loss	$(3,540)	$(15,008)

The Notes to Combined Financial Statements are an integral part of this statement

Friction Materials Business

Combined Balance Sheets

(Unaudited)

(Dollars in thousands)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$5,498	$10,897
Accounts and other receivables – net	154,956	127,088
Inventories – net	82,632	82,449
Deferred income taxes	2,078	2,071
Other current assets	4,596	3,795

Total current assets	249,760	226,300
Property, plant and equipment – net	163,586	162,700
Deferred income taxes	2,924	2,925
Other assets	12,497	12,637

Total assets	$428,767	$404,562

LIABILITIES
Current liabilities:
Accounts payable	$121,916	$120,406
Deferred income taxes	2,924	2,925
Accrued liabilities	81,741	87,266
Other current liabilities	2,295	2,183

Total current liabilities	208,876	212,780
Deferred income taxes	2,041	2,034
Accrued pension obligation	65,163	64,582
Other liabilities	15,448	23,092

Total liabilities	$291,528	$302,488

CONTINGENCIES – Note 10
EQUITY
Invested equity	$99,527	$64,120
Accumulated other comprehensive income	37,712	37,954

Total equity	137,239	102,074

Total liabilities and equity	$428,767	$404,562

The Notes to Combined Financial Statements are an integral part of this statement

Friction Materials Business

Combined Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(3,298)	$(12,346)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,294	3,236
Repositioning charges	595	—
Repositioning payments	(9,359)	(3,527)
Deferred income taxes	—	(659)
Changes in assets and liabilities:
Accounts and other receivables	(27,669)	(19,133)
Inventories	(213)	(5,413)
Accounts payable	3,134	(12,134)
Accrued liabilities	2,792	4,401
Current deferred taxes	48	2,560
Other assets and liabilities	(6,841)	4,774

Net cash used by operating activities	(36,517)	(38,241)
Cash flows from investing activities:
Expenditures for property, plant and equipment	(7,526)	2,450

Net cash (used for) investing activities	(7,526)	2,450
Cash flows from financing activities:
Net increase in invested equity	38,705	27,965

Net cash (used for) financing activities	38,705	27,965
Effect of foreign exchange rate changes on cash and cash equivalents	(61)	(102)

Net increase (decrease) in cash and cash equivalents	(5,399)	(7,928)
Cash and cash equivalents at beginning of period	10,897	14,823

Cash and cash equivalents at the end of period	$5,498	$6,895

Supplemental non-cash investing activities:
Capital expenditures included in Accounts payable	$5,353	$855

The Notes to Combined Financial Statements are an integral part of this statement

Friction Materials Business

Notes to Combined Financial Statements

(Unaudited)

(Dollars in thousands, except where otherwise noted)

Note 1 BASIS OF PRESENTATION

In the opinion of management, the accompanying Unaudited Combined Financial Statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Friction Materials business (“Friction Materials”, “the Business” or “we”) at March 31, 2014 and the results of operations and cash flows for the three months ended March 31, 2014 and 2013. The results of operations for the three months ended March 31, 2014 should not necessarily be taken as indicative of the results of operations that may be expected for the entire year.

We report our quarterly financial information using a calendar convention; that is, the first, second and third quarters are consistently reported as ending on March 31, June 30 and September 30, respectively. It has been our practice to establish actual quarterly closing dates using a predetermined “fiscal” calendar, which requires our businesses to close their books on a Saturday in order to minimize the potentially disruptive effects of quarterly closing on our business processes. The effects of this practice are generally not significant to reported results for any quarter and only exist within a reporting year. In the event that differences in actual closing dates are material to year-over-year comparisons of quarterly or year-to-date results, we provide appropriate disclosures. Our actual closing dates for the three months ended March 31, 2014 and 2013 were March 29, 2014 and March 30, 2013, respectively.

Friction Materials represents the global braking products operations of Honeywell International Inc. (“Honeywell” or “the Parent”), except for the United States aftermarket operations and joint ventures in Australia, Thailand and Malaysia. The Business is primarily located in Europe, Asia, and Latin America, and consists of operating units of Honeywell and wholly owned direct and indirect subsidiaries. The Business manufactures and sells disc brake pads and shoes, and sells through aftermarket channels, disc and drum brake components, brake linings, disc brake pads and shoes, brake hydraulic components and brake fluid that are used in the automotive, heavy vehicle, railway and military industries.

On January 7, 2014, Honeywell entered into a definitive agreement to sell Friction Materials to Federal Mogul Corporation for cash consideration of approximately $155 million (the “Agreement”). Pursuant to the terms of the Agreement, certain assets and liabilities of the Business are excluded from the transaction (“the Excluded Assets and Liabilities”), including the closed facilities at Conde, France and Guangzhou, China. The Excluded Assets and Liabilities have been included in the basis of presentation of the Unaudited Combined Financial Statements.

The financial information as of March 31, 2014 should be read in conjunction with the combined financial statements for the year ended December 31, 2013, which were issued on April 1, 2014.

These Unaudited Combined Financial Statements were derived from the consolidated financial statements and accounting records of Honeywell International Inc. (“Honeywell” or “the Parent”). These statements reflect the combined historical results of operations, financial position and cash flows of Friction Materials, as they were historically managed in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Honeywell uses a centralized approached to cash management and financing of its operations. The majority of the Business’ cash is transferred to Honeywell daily and Honeywell funds its operating assets and investing activities as needed. This centralized approach to cash management was necessary to enable the Business to meet its liquidity needs. This arrangement is not reflective of the manner in which the Business would have been able to finance its operations had it been a stand-alone business separate from Honeywell during the periods presented. Cash transfers to and from Honeywell’s cash management accounts are reflected within Invested Equity.

Note 2 RECENT ACCOUNTING PRONOUCEMENTS

Changes to U.S. GAAP are established by the Financial Accounting Standards Board (FASB) in the form of accounting standards updates (ASU’s) to the FASB’s Accounting Standards Codification.

The Company considers the applicability and impact of all ASU’s. ASU’s not listed below were assessed and determined to be either not applicable or are expected to have minimal impact on the combined financial position or results of operations.

Friction Materials Business

Notes to Combined Financial Statements

(Unaudited)

(Dollars in thousands, except where otherwise noted)

In March 2013, the FASB issued amendments to address the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The amendments are effective prospectively for fiscal years, and interim reporting periods within those years, beginning after December 15, 2013. The initial adoption had no impact on our combined financial position and results of operations.

In July 2013, the FASB issued amendments to guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The amendments require entities to present an unrecognized tax benefit netted against certain deferred tax assets when specific requirements are met. However, the amendments only affect gross versus net presentation and do not impact the calculation of the unrecognized tax benefit. The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The implementation of the amended guidance did not have a material impact on our combined financial position.

In May 2014, the FASB issued guidance on revenue from contracts with customers that will supersede most current revenue recognition guidance, including industry-specific guidance. The underlying principle is that an entity will recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. The guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include capitalization of certain contract costs, consideration of time value of money in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. Nonpublic entities received delayed effective dates for annual reporting periods beginning after December 15, 2017, and interim periods beginning after December 15, 2018. The guidance permits the use of either a retrospective or cumulative effect transition method. The Business has not yet selected a transition method and is currently evaluating the impact of the amended guidance on the Combined Financial Statements.

Note 3 RELATED PARTY TRANSACTIONS WITH HONEYWELL

The Unaudited Combined Financial Statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of Honeywell.

Honeywell provided certain services, such as legal, accounting, information technology, human resources and other infrastructure support, on behalf of the Business. The cost of these services has been allocated to the Business on a basis that the Business and Honeywell consider a reasonable reflection of the benefits received by the Business. During the three months ended March 31, 2014 and 2013, Friction Materials was allocated $3,740 and $3,625, respectively, of general corporate expenses incurred by Honeywell and is included within Cost of goods sold and Selling, general and administrative expenses in the Combined Statements of Operations. As certain expenses reflected in the Unaudited Combined Financial Statements include allocations of corporate expenses from Honeywell, these statements could differ from those that would have resulted had Friction Materials operated autonomously or independently of Honeywell and its subsidiaries.

Friction Materials had receivables due from Honeywell and other of Honeywell’s businesses as of March 31, 2014 and December 31, 2013 of $302 and $794, respectively, primarily related to the sale of inventory. The receivables are reported within Accounts and other receivables – net in the Combined Balance Sheets. Friction Materials had payables due to Honeywell and other of Honeywell’s businesses as of March 31, 2014 and December 31, 2013 of $2,750 and $4,437, respectively, primarily related to payroll expenses for its direct employees. The payables are reported within Accounts payable in the Combined Balance Sheets.

Honeywell uses a centralized approach to cash management and financing of its operations. The majority of the Business’ cash is transferred to Honeywell daily and Honeywell funds its operating and investing activities as needed.

Friction Materials Business

Notes to Combined Financial Statements

(Unaudited)

(Dollars in thousands, except where otherwise noted)

Net transfers to Honeywell are included within Invested equity on the Combined Statements of Equity. The components of the net transfers to Honeywell for the three months ended March 31, 2014 and 2013 are as follows:

	Three Months Ended March 31,
	2014	2013
Cash pooling and general financing activities	$38,827	$26,239
Corporate allocations	3,740	3,625
Income tax benefit	(3,862)	(1,899)

Net increase in invested equity	$38,705	$27,965

Note 4 REPOSITIONING CHARGES

The Business recognized repositioning charges totalling $595 for the quarter ended March 31, 2014 related to the planned shutdown of a manufacturing facility. The Business did not recognize repositioning charges for the quarter ended March 31, 2013.

The following table summarizes the status of our total repositioning reserves:

	Severance Costs	Exit Costs	Asset Impairments	Total
Balance at December 31, 2013	$32,538	$21,121	$—	$53,659
2014 charges	595	—	—	595
2014 usage—cash	(7,515)	(1,844)	—	(9,359)
Foreign currency translation	79	24	—	103

Balance at March 31, 2014	$25,697	$19,301	$—	$44,998

Note 5 INCOME TAXES

In July 2013, the FASB issued amendments to guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss or a tax credit carryforward exists. The amendments require entities to present an unrecognized tax benefit netted against certain deferred tax assets when specific requirements are met. However, the amendments only affect gross versus net presentation and do not impact the calculation of the unrecognized tax benefit. The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The implementation of the amended guidance resulted in $2,406 of unrecognized tax benefits to be shown net against deferred tax assets.

In many cases the Business’ uncertain tax positions are related to tax years that remain subject to examination by the relevant tax authorities. As of December 31, 2013, the Business’ uncertain tax positions primarily related to ongoing and anticipated future audits in France and Germany. For the quarter ended March 31, 2014, the Company decreased its unrecognized tax benefits by $5,425 due to the closure of a tax examination in France.

Note 6 ACCOUNTS AND OTHER RECEIVABLES – NET

	March 31, 2014	December 31, 2013
Trade	$126,983	$102,132
Value added tax	22,794	21,536
Other	14,586	12,234

Less – allowance for doubtful accounts	(9,407)	(8,814)

Total accounts and other receivables – net	$154,956	$127,088

Friction Materials Business

Notes to Combined Financial Statements

(Unaudited)

(Dollars in thousands, except where otherwise noted)

Note 7 INVENTORIES – NET

	March 31, 2014	December 31, 2013
Raw materials	$20,769	$22,344
Work in progress	14,111	12,557
Finished goods	53,846	54,415

Less – inventory reserves	(6,094)	(6,867)

Total inventories – net	$82,632	$82,449

Note 8 ACCRUED LIABILITIES

	March 31, 2014	December 31, 2013
Compensation, benefit and other employee related	$17,833	$15,628
Repositioning (Note 4)	44,998	53,659
Accrued pension obligation	4,436	4,421
Other (primarily operating expenses)	14,474	13,558

Total accrued liabilities	$81,741	$87,266

Note 9 ACCUMULATED OTHER COMPREHENSIVE INCOME

The changes in accumulated other comprehensive income (loss) are as follows:

	Pretax	Tax	After Tax
March 31, 2014
Foreign exchange translation adjustment	$(242)	$—	$(242)

Total	$(242)	$—	$(242)

March 31, 2013
Foreign exchange translation adjustment	$(2,662)	$—	$(2,662)

Total	$(2,662)	$—	$(2,662)

The changes in the components of accumulated other comprehensive income (loss) are as follows:

Balance at December 31, 2013	$37,954
Cumulative foreign exchange translation adjustments	(242)

Balance at March 31, 2014	$37,712

Balance at December 31, 2012	$28,839
Cumulative foreign exchange translation adjustments	(2,662)

Balance at March 31, 2013	$26,177

Note 10 COMMITMENTS AND CONTINGENCIES

The Business is subject to a number of lawsuits, investigations and disputes (some of which involve substantial amounts claimed) arising out of the conduct of the Business, including matters relating to commercial transactions, intellectual property, asbestos exposure, and health and safety matters. A liability is recognized for any contingency that is probable of occurrence and reasonably estimable. The Business continually assess the likelihood of adverse judgments of outcomes in these matters, as well as potential ranges of possible losses (taking into consideration any insurance recoveries), based on a careful analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts.

Friction Materials Business

Notes to Combined Financial Statements

(Unaudited)

(Dollars in thousands, except where otherwise noted)

Friction Materials had asbestos liabilities of approximately $9,064 and $9,191 as of March 31, 2014 and December 31, 2013, respectively.

Given the uncertainty inherent in litigation and investigations, the Business does not believe it is possible to develop estimates of reasonably possible loss in excess of current accruals for these matters. Considering the Business’ past experience and existing accruals, the Business does not expect the outcome of these matters, either individually or in the aggregate, to have a material adverse effect on the combined financial position. Because most contingencies are resolved over long periods of time, potential liabilities are subject to change due to new developments, changes in settlement strategy or the impact of evidentiary requirements, which could cause us to pay damage awards or settlements (or become subject to equitable remedies) that could have a material adverse effect on the Business’ results of operations or operating cash flows in the periods recognized or paid.

Note 11 SUBSEQUENT EVENTS

We evaluated subsequent events for recognition or disclosure through August 18, 2014, the date the Unaudited Combined Financial Statements were available to be issued.

On July 11, 2014, Honeywell completed the sale of Friction Materials to Federal Mogul Corporation for approximately $155 million.